Exhibit 99.1
Frontier’s Record Quarter Accelerates Transformation to Growing Digital Infrastructure Company

Reports Fourth-Quarter and Full-Year 2022 Financial Results

NORWALK, Conn., February 24, 2023 -- Frontier Communications Parent, Inc. (NASDAQ: FYBR) (“Frontier”) reported fourth-quarter and full-year 2022 results today.

“We ended the year strong with another quarter of record operational results. We now have the fiber engine we need to power our growing digital infrastructure business. This is how we advance our purpose of Building Gigabit America,” said Nick Jeffery, President and Chief Executive Officer of Frontier.

“This year, we will accelerate our fiber build and give customers more reasons to choose the un-cable provider. The team is fired up and ready to return to growth in 2023.”

Full-Year 2022 Highlights1

•	Built fiber to 1.2 million locations, bringing total fiber passings to 5.2 million by the end of 2022 - more than halfway to our target of 10 million fiber locations
•	Added a record 250,000 fiber broadband customer net additions, resulting in fiber broadband customer growth of 17.5% from 2021
•	Revenue of $5.79 billion, net income of $441 million, and Adjusted EBITDA of $2.08 billion
•	Capital expenditures of $2.74 billion, including $1.52 billion of non-subsidy-related build capital expenditures and $0.06 billion of subsidy-related build capital expenditures
•	Surpassed our $250 million gross annualized cost savings target more than one year ahead of plan and raised our target to $400 million by the end of 2024

Fourth-Quarter 2022 Highlights

•	Built fiber to a record 381,000 locations
•	Added a record 76,000 fiber broadband customers
•	Revenue of $1.44 billion, net income of $155 million, and Adjusted EBITDA of $528 million
•	Capital expenditures of $878 million, including $517 million of non-subsidy-related build capital expenditures and $33 million of subsidy-related build capital expenditures
•	Net cash from operations of $360 million, driven by strong operating performance and increased focus on working capital management
•	Achieved annualized run-rate cost savings of $336 million

1 Adjusted EBITDA is a non-GAAP measure of performance. See “Non-GAAP Measures” for a description of these measures and its calculation. See Schedule A for a reconciliation of Adjusted EBITDA to net income.

Fourth-Quarter 2022 Consolidated Financial Results2

Frontier reported revenue for the quarter ended December 31, 2022, of $1.44 billion, a 6.9% decline compared with the quarter ended December 31, 2021, as growth in consumer, business and wholesale fiber was more than offset by declines in copper and subsidy.
•	Revenue growth was negatively impacted by the expiration of CAF II funding at the end of the fourth quarter of 2021
•
Excluding subsidy-related revenue, revenue for the quarter ended December 31, 2022, declined 2.5% compared with the quarter ended December 31, 2021, an improvement in the year-over-year rate of decline reported for the quarter ended September 30, 2022

Fourth-quarter 2022 operating income was $136 million and net income was $155 million.

Adjusted EBITDA was $528 million and Adjusted EBITDA margin was 36.7%, compared to Adjusted EBITDA of $585 million and Adjusted EBITDA margin of 37.9% in the fourth quarter of 2021.
•	Adjusted EBITDA was also negatively impacted by the expiration of CAF II funding at the end of the fourth quarter of 2021
•
Excluding subsidy-related revenue, Adjusted EBITDA for the quarter ended December 31, 2022, grew 2.4% compared with the quarter ended December 31, 2021, as revenue declines were more than offset by lower selling, general and administrative expenses, lower cost of service expenses, and cost-saving initiatives

Capital expenditures were $878 million, an increase from $559 million in the fourth quarter of 2021, as fiber expansion initiatives accelerated.

Fourth-Quarter 2022 Consumer Results

•	Consumer revenue of $764 million declined 2.3% from the fourth quarter of 2021, as strong growth in fiber broadband was more than offset by declines in legacy video and voice
•	Consumer fiber revenue of $436 million increased 7.7% over the fourth quarter of 2021, as growth in consumer broadband, voice, and other more than offset declines in video
•	Consumer fiber broadband revenue of $283 million increased 15.5% over the fourth quarter of 2021, driven by growth in fiber broadband customers
•	Consumer fiber broadband customer net additions of 73,000 resulted in consumer fiber broadband customer growth of 17.9% from the fourth quarter of 2021
•	Consumer fiber broadband customer churn of 1.32% was flat with the fourth quarter of 2021
•
Consumer fiber broadband ARPU of $61.20 declined 1.6% from the fourth quarter of 2021, as price increases and speed upgrades were more than offset by the autopay and gift-card incentives introduced in the third quarter of 2021.  Excluding the impact of gift-card incentives, consumer fiber broadband ARPU increased 0.9% over the fourth quarter of 2021

2 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures of performance. See “Non-GAAP Measures” for a description of these measures and its calculation. See Schedule A for a reconciliation of Adjusted EBITDA to net income.

Fourth-Quarter 2022 Business and Wholesale Results

•	Business and wholesale revenue of $659 million declined 2.6% from the fourth quarter of 2021, as growth in our fiber footprint was more than offset by declines in our copper footprint
•	Business and wholesale fiber revenue of $285 million increased 5.5% over the fourth quarter of 2021, driven by growth in both business and wholesale
•	Business fiber broadband customer churn of 1.33% increased from 1.23% in the fourth quarter of 2021
•	Business fiber broadband ARPU of $107.68 increased 0.8% from the fourth quarter of 2021

Capital Structure

At December 31, 2022, Frontier had total liquidity of $2.8 billion, including a cash and short-term investments balance of approximately $2.1 billion and $0.7 billion of available borrowing capacity on its revolving credit facility. Frontier’s net leverage ratio on December 31, 2022 was approximately 3.4x.3 Frontier has no long-term debt maturities prior to 2027.

2023 Outlook4

Frontier’s guidance for the full year 2023 is:

•	Adjusted EBITDA of $2.11 - $2.16 billion
•	Fiber build of 1.3 million new locations
•	Cash capital expenditures of $2.80 billion
•	Cash taxes of approximately $20 million
•	Net cash interest payments of approximately $630 million
•	Pension and OPEB expense of approximately $50 million (net of capitalization)
•	Cash pension and OPEB contributions of approximately $125 million

3 Net leverage ratio is a non-GAAP measure. See “Non-GAAP Measures” and the condensed consolidated balance sheet data contained herein for a description and calculation of net leverage ratio.
4 The operational and financial guidance expectations for 2023 comprise forward-looking statements related to future events.  See “Forward-Looking Statements” below.  Projected GAAP financial measures and reconciliations of projected non-GAAP financial measures are not provided herein because such GAAP financial measures are not available on a forward-looking basis and such reconciliations could not be derived without unreasonable effort.

Conference Call Information

As previously announced, Frontier will host a conference call with the financial community to discuss fourth-quarter and full-year 2022 results today, February 24, 2023, beginning at 8:30 a.m. Eastern Time.

The conference call webcast and presentation materials are accessible through Frontier’s Investor Relations website and will remain archived at this location.

Investor Contact	Media Contact

Spencer Kurn	Chrissy Murray
SVP, Investor Relations	VP, Corporate Communications
+1 401-225-0475	+1 504-952-4225
spencer.kurn@ftr.com	chrissy.murray@ftr.com

About Frontier

Frontier is leading the “un-cable” revolution. Driven by our purpose, Building Gigabit America, we are relentless in our pursuit of always delivering a better customer experience. Providing digital infrastructure that empowers people to create the future, we’re connecting millions of consumers and businesses in 25 states with reliable fiber internet and multi-gigabit speeds. For more information, visit www.frontier.com.

Non-GAAP Financial Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, operating free cash flow, adjusted operating expenses, and net leverage ratio, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier’s underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions, and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures, and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income (loss), pension settlement costs, reorganization items, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenue.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation, and certain other non-recurring items. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenue.

Management uses EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Management defines operating free cash flow as net cash provided from operating activities less capital expenditures. Management uses operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow. Management believes that this non-GAAP measure is useful to investors in evaluating cash available to service debt and pay dividends. This non-GAAP financial measure has certain shortcomings; it does not represent the residual cash flow available for discretionary expenditures, as items such as debt repayments are not deducted in determining such measure. Management compensates for these shortcomings by utilizing this non-GAAP financial measure in conjunction with the comparable GAAP financial measure.

Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, restructuring and other charges, certain pension/OPEB expenses, stock-based compensation, and certain other non-recurring items. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

Net leverage ratio is calculated as net debt (total debt less cash and cash equivalents and short-term investments) divided by Adjusted EBITDA for the most recent four quarters. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s debt levels.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the U.S. Securities and Exchange Commission (the “SEC”).

Forward-Looking Statements

This release contains “forward-looking statements” related to future events, including our 2023 outlook and guidance. Forward-looking statements address our expectations or beliefs concerning future events, including, without limitation, our outlook with respect to future operating and financial performance, expected results from our implementation of strategic and cost savings initiatives, capital expenditures, taxes, pension and OPEB obligations, and our ability to comply with the covenants in the agreements governing our indebtedness and other matters. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. A wide range of factors could materially affect future developments and performance, including but not limited to: our significant indebtedness, our ability to incur substantially more debt in the future, and covenants in the agreements governing our indebtedness that may reduce our operating and financial flexibility; declines in Adjusted EBITDA relative to historical levels that we are unable to offset; our ability to successfully implement strategic initiatives, including our fiber buildout and other initiatives to enhance revenue and realize productivity and service improvements; our ability to secure necessary construction resources, materials and permits for our fiber buildout initiative in a timely and cost effective manner; the effects of inflation and rising interest rates, on us and our customers; potential disruptions in our supply chain, including as a result of the COVID-19 pandemic, the global microchip shortage, or otherwise, which could adversely impact our business and hinder our fiber expansion plans; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirement and cash paid for income taxes and liquidity; competition from cable, wireless and wireline carriers, satellite, fiber “overbuilders” and “over-the-top” companies, and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes on our capital expenditures, products and service offerings; risks related to disruption in our networks, infrastructure and information technology that could result in customer loss and/or incurrence of additional expenses; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; our ability to retain or attract new customers and to maintain relationships with customers; our reliance on a limited number of key supplies and vendors; declines in revenue from our voice services, switched and non-switched access and video and data services that we cannot stabilize or offset with increases in revenue from other products and services; our ability to secure, continue to use or renew intellectual property and other licenses used in our business; our ability to hire or retain key personnel; our ability to dispose of certain assets or asset groups or to make acquisition of certain assets on terms that are attractive to us, or at all;  the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors and our ability to obtain future subsidies, including participation in the proposed Rural Digital Opportunity Fund (“RDOF”); our ability to comply with the applicable Connect America Fund II program (“CAF II”) and RDOF requirements and the risk of penalties or obligations to return certain CAF II and RDOF funds or any other requirements related to federal or state programs which we participate in; our ability to defend against litigation and potentially unfavorable results from current pending and future litigation; our ability to comply with applicable federal and state consumer protection requirements; the effects of governmental legislation and regulation on our business, including costs, disruptions, possible limitations on operating flexibility and changes to the competitive landscape resulting from such legislation or regulation; the impact of regulatory, investigative and legal proceedings and legal compliance risks; our ability to effectively manage service quality in the states in which we operate and meet mandated service quality metrics; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; the effects of changes in accounting policies or practices; our ability to successfully renegotiate union contracts; the effects of increased medical expenses and pension and postemployment expenses; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of our pension plan assets; the likelihood that our historical financial information may no longer be indicative of our future performance and our implementation of fresh start accounting; the impact of adverse changes in economic, political and market conditions in the areas that we serve, the U.S. and globally, including, but not limited to, disruption in our supply chain, inflation in pricing for key materials or labor, increased fuel and electricity costs, the cost of borrowing, or other adverse changes resulting from epidemics, pandemics and outbreaks of contagious diseases, including the COVID-19 pandemic, natural disasters, economic or political instability, including events like the ongoing war in Ukraine, or other adverse public health developments, potential adverse impacts of the COVID-19 pandemic on our business and operations, including potential disruptions to the work of our employees arising from health and safety measures such as social distancing, working remotely and recent applicable federal, state, and local mandates, and prohibitions, our ability to effectively manage increased demand on our network, our ability to maintain relationships with our current or prospective customers and vendors as well as their abilities to perform under current or proposed arrangements with us; risks associated with our emergence from the Chapter 11 Cases, including, but not limited to, the continuing effects of the Chapter 11 Cases on us and our relationships with our suppliers, customers, service providers or employees and changes in the composition of our board of directors and senior management;  volatility in the trading price of our common stock, which has a limited trading history; substantial market overhang from the substantial common stock holdings by our former creditors issued in the Chapter 11 reorganization; certain provisions of Delaware law and our certificate of incorporation that may prevent efforts by our stockholders to change the direction or management of our company; and certain other factors set forth in our other filings with the SEC.  This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive.  You should consider these important factors, as well as the risks and other factors contained in Frontier’s filings with the SEC, including our most recent reports on Form 10-K and Form 10-Q.  These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements.  We do not intend, nor do we undertake any duty, to update any forward-looking statements.

Frontier Communications Parent, Inc.
Unaudited Financial Data

	For the three months ended	For the three months ended	For the three months ended
($ in millions and shares in thousands, except per share amounts)	December 31, 2022	September 30, 2022	December 31, 2021
	(Successor)	(Successor)	(Successor)

Statements of Income Data
Revenue	$1,437	$1,444	$1,543

Operating expenses:
Cost of service	526	544	546
Selling, general, and administrative expenses	452	431	441
Depreciation and amortization	312	296	282
Restructuring costs and other charges	11	4	2
Total operating expenses	1,301	1,275	1,271

Operating income	136	169	272

Investment and other income, net	144	211	34
Pension settlement costs	(5)	(50)	-
Interest expense	(136)	(135)	(105)

Income before income taxes	139	195	201
Income tax expense (benefit)	(16)	75	12

Net income	$155	$120	$189

Weighted average shares outstanding - basic	245,010	244,984	244,308
Weighted average shares outstanding - diluted	245,395	245,212	244,840

Basic net earnings per common share	$0.63	$0.49	$0.77
Diluted net earnings per common share	$0.63	$0.49	$0.77

Other Financial Data:
Capital expenditures	$878	$772	$559

Frontier Communications Parent, Inc.
Unaudited Financial Data

Note: The following results are reported separately for the four months ended April 30, 2021 (our Predecessor period prior to emergence). While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the twelve months ended December 31, 2021.

	For the year ended	For the eight months ended	For the four months ended	For the year ended
($ in millions and shares in thousands, except per share amounts)	December 31, 2022	December 31, 2021	April 30, 2021	December 31, 2021
	(Successor)	(Successor)	(Predecessor)	(Non-GAAP Combined)
Statements of Income Data
Revenue	$5,787	$4,180	$2,231	$6,411

Operating expenses:
Cost of service	2,169	1,532	830	2,362
Selling, general and administrative expenses	1,745	1,131	537	1,668
Depreciation and amortization	1,182	734	506	1,240
Restructuring costs and other charges	99	21	7	28
Total operating expenses	5,195	3,418	1,880	5,298

Operating income	592	762	351	1,113

Investment and other income (loss), net	554	(5)	1	(4)
Pension settlement costs	(55)	-	-	-
Reorganization items, net	-	-	4,171	4,171
Interest expense	(492)	(257)	(118)	(375)

Income before income taxes	599	500	4,405	4,905
Income tax expense (benefit)	158	86	(136)	(50)
Net income	$441	$414	$4,541	$4,955

Weighted average shares outstanding - basic	244,781	244,405	104,584	NM
Weighted average shares outstanding - diluted	245,280	245,885	104,924	NM

Basic net earnings per common share	$1.80	$1.69	$43.42	NM
Diluted net earnings per common share	$1.80	$1.68	$43.28	NM

Other Financial Data:
Capital expenditures	$2,738	$1,205	$500	$1,705

NM - Not meaningful

Frontier Communications Parent, Inc.
Unaudited Financial Data

Note: The following results are reported separately for the four months ended April 30, 2021 (our Predecessor period prior to emergence). While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the year ended December 30, 2021.

	For the three months ended	For the three months ended	For the three months ended
($ in millions)	December 31, 2022	September 30, 2022	December 31, 2021
	(Successor)	(Successor)	(Successor)
Selected Statement of Income Data
Revenue:
Data and Internet services	$859	$848	$834
Voice services	362	369	397
Video services	122	127	143
Other	80	82	85
Revenue from contracts with customers	1,423	1,426	1,459
Subsidy and other revenue	14	18	84
Total revenue	$1,437	$1,444	$1,543

Other Financial Data
Revenue:
Consumer	$764	$785	$782
Business and Wholesale	659	641	677
Revenue from contracts with customers	$1,423	$1,426	$1,459

Fiber	$721	$691	$675
Copper	702	735	784
Revenue from contracts with customers	$1,423	$1,426	$1,459

	For the year ended	For the eight months ended	For the four months ended	For the year ended
($ in millions)	December 31, 2022	December 31, 2022	April 30, 2021	December 31, 2021
	(Successor)	(Successor)	(Predecessor)	(Non-GAAP Combined)

Selected Statement of Income Data
Revenue:
Data and Internet services	$3,390	$2,224	$1,125	$3,349
Voice services	1,498	1,091	647	1,738
Video services	520	397	223	620
Other	325	246	125	371
Revenue from contracts with customers	5,733	3,958	2,120	6,078
Subsidy and other revenue	54	222	111	333
Total revenue	$5,787	$4,180	$2,231	$6,411

Other Financial Data
Revenue:
Consumer	$3,116	$2,125	$1,133	$3,258
Business and Wholesale	2,617	1,833	987	2,820
Revenue from contracts with customers	$5,733	$3,958	$2,120	$6,078

Fiber	$2,769	$1,814	$903	$2,717
Copper	2,964	2,144	1,140	3,284
Other	-	-	77	77
Revenue from contracts with customers	$5,733	$3,958	$2,120	$6,078

Frontier Communications Parent, Inc.
Unaudited Operating Data

	As of and for the three months ended			For the year ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Consumer customer metrics
Customers (in thousands)	3,133	3,142	3,165	3,133	3,165
Net customer losses	(9)	(17)	(8)	(32)	(99)
Average monthly consumer revenue per customer	$81.13	$83.05	$82.29	$82.30	$84.70
Customer monthly churn	1.53%	1.76%	1.45%	1.54%	1.52%

Broadband customer metrics (1)
Broadband customers (in thousands)	2,839	2,831	2,799	2,839	2,799
Net customer additions (losses)	8	4	10	40	(34)

Employees	14,708	14,746	15,640	14,708	15,640

(1) Amounts presented exclude related metrics for our wholesale customers.

Frontier Communications Parent, Inc.
Condensed Consolidated Balance Sheet Data

($ in millions)	December 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$322	$2,127
Short-term investments	1,750	-
Accounts receivable, net	438	458
Other current assets	87	103
Total current assets	2,597	2,688

Property, plant and equipment, net	11,850	9,199
Other assets	4,177	4,594
Total assets	$18,624	$16,481

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$15	$15
Accounts payable and other current liabilities	2,280	1,436
Total current liabilities	2,295	1,451

Deferred income taxes and other liabilities	2,085	2,462
Long-term debt	9,110	7,968
Equity	5,134	4,600
Total liabilities and equity	$18,624	$16,481

	As of
	December 31, 2022
Leverage Ratio
Numerator:
Long-term debt due within one year	$15
Long-term debt	9,110
Total debt	$9,125
Less: Cash and cash equivalents	(322)
Short-term investments	(1,750)
Net debt	$7,053

Denominator:
Adjusted EBITDA - last 4 quarters	$2,080

Net Leverage Ratio	3.4	x

Frontier Communications Parent, Inc.
Unaudited Consolidated Cash Flow Data

	For the three months ended	For the three months ended
	December 31, 2022	December 31, 2021
($ in millions)	(Successor)	(Successor)

Cash flows provided from (used by) operating activities:
Net income	$155	$189
Adjustments to reconcile net loss to net cash provided from
(used by) operating activities:
Depreciation and amortization	312	282
Pension settlement costs	5	-
Stock-based compensation	29	10
Amortization of premium	(7)	(7)
Bad debt expense	7	(2)
Other adjustments	(1)	-
Deferred income taxes	(3)	13
Change in accounts receivable	(23)	(4)
Change in long-term pension and other postretirement liabilities	(129)	(39)
Change in accounts payable and other liabilities	(44)	5
Change in prepaid expenses, income taxes, and other assets	59	21
Net cash provided from operating activities	360	468

Cash flows provided from (used by) investing activities:
Capital expenditures	(878)	(559)
Purchases of short-term investments (1)	(1,125)	-
Sale of short-term investments (1)	1,700	-
Proceeds on sale of assets	9	7
Other	4	4
Net cash used by investing activities	(290)	(548)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(3)	(9)
Proceeds from long-term debt borrowings	-	1,000
Financing costs paid	-	(13)
Finance lease obligation payments	(4)	(4)
Taxes paid on behalf of employees for shares withheld	(1)	-
Proceeds from sale and lease-back transactions	-	-
Other	-	23
Net cash provided from (used by) financing activities	(8)	997

Increase in cash, cash equivalents, and restricted cash	62	917
Cash, cash equivalents, and restricted cash at the beginning of the period	260	1,261

Cash, cash equivalents, and restricted cash at the end of the period	$322	$2,178

Supplemental cash flow information:
Cash paid during the period for:
Interest	$226	$160
Income tax payments, net	$1	$1

(1) Amounts represent cash movement to/from short-term investments. Given the long-term nature of the fiber build, we have invested cash in short-term investments to improve interest income while preserving funding flexibility.

Frontier Communications Parent, Inc.
Unaudited Consolidated Cash Flow Data

Note: The following results are reported separately for the four months ended April 30, 2021 (our Predecessor period prior to emergence). While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the year ended December 31, 2021.

	For the year ended	For the eight months ended	For the four months ended	For the year ended
	December 31, 2022	December 31, 2021	April 30, 2021	December 31, 2021
($ in millions)	(Successor)	(Successor)	(Predecessor) (1)	(Non-GAAP Combined)

Cash flows provided from (used by) operating activities:
Net income	$441	$414	$4,541	$4,955
Adjustments to reconcile net loss to net cash provided from
(used by) operating activities:
Depreciation and amortization	1,182	734	506	1,240
Pension settlement costs	55	-	-	-
Stock-based compensation	82	18	(1)	17
Non-cash reorganization items, net	-	-	(5,467)	(5,467)
Amortization of (premium) discount	(28)	(18)	1	(17)
Lease impairment	44	-	-	-
Bad debt expense	26	14	-	14
Deferred income taxes	164	81	(148)	(67)
Change in accounts receivable	(7)	45	36	81
Change in long-term pension and other postretirement liabilities	(656)	21	(12)	9
Change in accounts payable and other liabilities	51	94	(156)	(62)
Change in prepaid expenses, income taxes, and other assets	47	48	46	94
Net cash provided from (used by) operating activities	1,401	1,451	(654)	797

Cash flows provided from (used by) investing activities:
Capital expenditures	(2,738)	(1,205)	(500)	(1,705)
Purchases of short-term investments (2)	(4,350)	-	-	-
Sale of short-term investments (2)	2,600	-	-	-
Proceeds on sale of assets	13	7	9	16
Other	7	5	1	6
Net cash used by investing activities	(4,468)	(1,193)	(490)	(1,683)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(14)	(17)	(1)	(18)
Proceeds from long-term debt borrowings	1,200	1,000	225	1,225
Financing costs paid	(17)	(13)	(4)	(17)
Finance lease obligation payments	(19)	(13)	(7)	(20)
Proceeds from sale and lease-back transactions	70	-	-	-
Taxes paid on behalf of employees for shares withheld	(8)	-	-	-
Other	(1)	23	(16)	7
Net cash provided from (used by) financing activities	1,211	980	197	1,177

Increase (Decrease) in cash, cash equivalents, and restricted cash	(1,856)	1,238	(947)	291
Cash, cash equivalents, and restricted cash at the beginning of the period	2,178	940	1,887	1,887

Cash, cash equivalents, and restricted cash at the end of the period	$322	$2,178	$940	$2,178

Supplemental cash flow information:
Cash paid during the period for:
Interest	$512	$281	$84	$365
Income tax payments, net	$8	$28	$9	$37
Reorganization items, net	$-	$-	$1,397	$1,397

(1) Due to change in policy subsequent to bankruptcy, Bad debt expense and other numbers in the Successor and Predecessor periods are not comparable.

(2) Amounts represent cash movement to/from short-term investments. Given the long-term nature of the fiber build, we have invested cash in short-term investments to improve interest income while preserving funding flexibility.

SCHEDULE A

Frontier Communications Parent, Inc.
Unaudited Financial Data
Reconciliation of Non-GAAP Financial Measures

Note: While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the year ended December 31, 2021.

	For the three months ended			For the year ended
($ in millions)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(Successor)	(Successor)	(Successor)	(Successor)	(Non-GAAP Combined)

Net income	$155	$120	$189	$441	$4,955
Add back (subtract):
Income tax expense (benefit)	(16)	75	12	158	(50)
Interest expense	136	135	105	492	375
Investment and other (income) loss, net	(144)	(211)	(34)	(554)	4
Pension settlement costs	5	50	-	55	-
Reorganization items, net	-	-	-	-	(4,171)
Operating income	136	169	272	592	1,113
Depreciation and amortization	312	296	282	1,182	1,240
EBITDA	$448	$465	$554	$1,774	$2,353

Add back:
Pension/OPEB expense	$11	$13	$19	$61	$81
Restructuring costs and other charges (1)	11	4	2	99	28
Rebranding costs	6	7	-	32	-
Stock-based compensation	28	19	10	82	17
Storm-related costs (proceeds)	7	-	-	7	(4)
Legal settlements	17	-	-	25	-
Adjusted EBITDA	$528	$508	$585	$2,080	$2,475

EBITDA margin	31.2%	32.2%	35.9%	30.7%	36.7%
Adjusted EBITDA margin	36.7%	35.2%	37.9%	35.9%	38.6%

Free Cash Flow
Net cash provided from operating activities	$360	$284	$468	$1,401	$797
Capital expenditures	(878)	(772)	(559)	(2,738)	(1,705)
Operating free cash flow	$(518)	$(488)	$(91)	$(1,337)	$(908)

(1) Includes $44 million of lease impairment charges for the year ended December 31, 2022.

SCHEDULE B

Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures

Note: While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the year ended December 31, 2021.

	For the three months ended			For the year ended
($ in millions)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(Successor)	(Successor)	(Successor)	(Successor)	(Non-GAAP Combined)
Adjusted Operating Expenses

Total operating expenses	$1,301	$1,275	$1,271	$5,195	$5,298

Subtract:
Depreciation and amortization	312	296	282	1,182	1,240
Pension/OPEB expense	11	13	19	61	81
Restructuring costs and other charges (1)	11	4	2	99	28
Rebranding costs	6	7	-	32	-
Stock-based compensation	28	19	10	82	17
Storm-related costs (proceeds)	7	-	-	7	(4)
Legal settlements	17	-	-	25	-
Adjusted operating expenses	$909	$936	$958	$3,707	$3,936

(1) Includes $44 million of lease impairment charges for the year ended December 31, 2022.

SCHEDULE C

Frontier Communications Parent, Inc.
Selected Financial and Operating Data
(Unaudited)

Note: While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the year ended December 31, 2021.

		As of or for the quarter ended			For the Year ended
		December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
		(Successor)	(Successor)	(Successor)	(Successor)	(Non-GAAP Combined)
Broadband Revenue ($ in millions)
Total Company	Fiber	$318	$312	$277	$1,218	$1,075
	Copper	182	195	197	769	815
	Total	$500	$507	$474	$1,987	$1,890

Estimated Fiber Passings (in millions)
Base Fiber Passings		3.2	3.2	3.2
Total Fiber Passings		5.2	4.8	4.0

Estimated Broadband Fiber % Penetration
Base Fiber Penetration		43.2%	42.9%	41.9%
Total Fiber Penetration		32.6%	33.6%	36.4%

Broadband Customers, end of period (in thousands)
Consumer	Fiber	1,575	1,502	1,336
	Copper	1,043	1,105	1,234
	Total	2,618	2,607	2,570

Business (1)	Fiber	107	104	96
	Copper	114	120	133
	Total	221	224	229

Broadband Net Adds (in thousands)
Consumer	Fiber	73	64	44
	Copper	(62)	(58)	(30)
	Total	11	6	14

Business (1)	Fiber	3	2	1
	Copper	(6)	(4)	(5)
	Total	(3)	(2)	(4)

Broadband Churn
Consumer	Fiber	1.32%	1.60%	1.32%	1.38%	1.45%
	Copper	1.88%	2.02%	1.69%	1.79%	1.72%
	Total	1.55%	1.79%	1.50%	1.56%	1.59%

Business (1)	Fiber	1.33%	1.36%	1.23%	1.30%	1.26%
	Copper	1.85%	1.82%	1.64%	1.72%	1.67%
	Total	1.61%	1.61%	1.47%	1.53%	1.50%
Broadband ARPU
Consumer	Fiber	$61.20	$62.97	$62.21	$62.45	$62.34
	Copper	48.70	49.65	45.33	48.13	44.69
	Total	$56.06	$57.17	$53.99	$56.05	$53.43

Business (1)	Fiber	$107.68	$107.28	$106.87	$107.04	$104.39
	Copper	66.57	65.26	62.54	64.95	64.12
	Total	$86.05	$84.49	$80.87	$83.88	$80.26

Reconciliation: Broadband ARPU
Consumer Fiber Broadband ARPU		$61.20	$62.97	$62.21	$62.45	$62.34
Gift card impact		2.10	1.66	0.54	1.56	0.19
Adjusted Consumer Fiber Broadband ARPU		$63.30	$64.63	$62.75	$64.01	$62.53

(1) Business customers include our small, medium business and larger enterprise (SME) customers. Wholesale customers are excluded.